Exhibit 10.30

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is made this 1st day of January, 2022, by and between Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), and Steven Bayern, (the “Consultant”).

WHEREAS, Consultant has experience in business development, public company and financial advisory matters; and

WHEREAS, the Company desires to retain Consultant on a non-exclusive basis to render advisory services to the Company, and Consultant desires and agrees to provide the Company with such services, in each case on the terms and conditions herein set forth.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Engagement; Term; No Regulated Activity.

(a) The Company hereby engages Consultant, and Consultant hereby accepts such engagement, to serve as a consultant to the Company and to perform during the Term (as defined below) business advisory and consulting services, including providing advice and counsel related to the preparation of various documents related to the Company’s planned initial public offering, introduction to qualified investors and such other related activities and services as the Company may require from time to time (collectively, the “Services”). The Services will be provided on a non-exclusive basis and the Company may retain other third parties to perform, and/or assist in the performance of, the Services or any similar services during the Term (as defined below). Consultant shall report directly to the Company’s chief executive officer, or other such officer as directed by the Company’s chief executive officer.

(b) The Consultant agrees to devote such time and effort as is reasonable and adequate to render the Services contemplated by this Agreement. However, the parties anticipate that the Consultant shall dedicate approximately 10 hours per week in performing the Services. The Consultant represents and warrants to the Company that (i) he has the experience and ability as may be necessary to perform all of the required Services with a high standard of quality, and (ii) all Services will be performed in a professional manner.

(c) Except if terminated pursuant to Section 3 hereof, this Agreement shall have a term of twelve (12) months (the “Term”) commencing on January 1, 2022 (the “Effective Date”). At the conclusion of the Term, this Agreement will terminate and be of no further force and effect, unless renewed by written agreement of the Company and the Consultant.

2. Consideration.

(a) As consideration for the Services to be provided hereunder, during the Term, the Company will compensate the Consultant at the rate of ten thousand dollars ($10,000.00) per month (the “Fee”).

(b) In addition, the Company shall directly reimburse the Consultant for any pre-approved expenses (the “Expenses”) in connection with the provision of the Services, provided that such Expenses must be approved in writing in advance by the Company.

(c) Consultant shall be solely responsible for the payment of all federal, state and local taxes, withholdings and/or other assessments or deductions required to be paid by any applicable law or regulation based upon Consultant’s receipt of the consideration hereunder.

3. Termination. This Agreement may be terminated prior to the expiration of the Term in the manner described in this Section 3.

(a) Termination upon Death. The Agreement shall terminate immediately upon Consultant’s death.

(b) Termination upon Disability. The Company shall have the right to terminate this Agreement during the continuance of any Disability of the Consultant, as hereafter defined, upon ten (10) days’ prior written notice to the Consultant during the continuance of the Disability.

(c) Termination by the Company without Good Cause. The Company shall have the right to terminate the Agreement for any reason, with or without Good Cause (as hereinafter defined), upon thirty (30) days’ prior written notice to the Consultant.

(d) Termination by the Company for Good Cause. The Company shall have the right to immediately terminate the Agreement for Good Cause, as hereinafter defined, by written notice to the Consultant specifying the particulars of the circumstances forming the basis for such Good Cause.

(e) Termination Date. The “Termination Date” is the date as of which the Agreement terminates. Any notice of termination given pursuant to the provisions of this Agreement shall specify the Termination Date.

(f) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Disability,” as used herein, shall mean an inability by the Consultant to perform a substantial portion of the Services hereunder by reason of physical or mental incapacity or disability for a total of thirty (30) days or more in any consecutive period of sixty (60) days, as determined by the Company, in its good faith judgment.

(ii) “Disparage,” as used herein, shall mean, without limitation, comments or statements to the press, comments or statements posted on any internet site, concerning any of the Company’s or its affiliates’ officers, directors or employees, or any person with whom the Company or any affiliate has a business relationship, which are designed to, or would reasonably be expected to, adversely affect in any manner the conduct of any of the Company’s or any of such affiliates’ business or the business or personal reputations of the Company, its affiliates, or any of the Company’s or its affiliates’ officers, directors, employees or shareholders.

(iii) “Good Cause,” as used herein, shall mean (A) the commission of a felony, or a crime involving moral turpitude, or the commission of any other act or omission involving dishonesty, disloyalty, or fraud with respect to the Company; (B) conduct tending to bring the Company or any of its affiliates into public disgrace or disrepute; (C) substantial and repeated failure to perform the Services; (D) negligence or willful misconduct with respect to the Company or any of its affiliates; (E) the Consultant Disparages (or induces or encourages others to Disparage) the Company; or (F) any material misrepresentation made by the Consultant under this Agreement.

(g) Obligations of Company on Termination. Notwithstanding anything in this Agreement to the contrary, the Company’s only obligations to the Consultant upon termination of the Agreement shall be to pay Consultant any portion of the Fee and/or pre-approved unreimbursed expenses accrued but unpaid as of the Terminationa Date.

4. Independent Contractor. The relationship of Consultant with the Company hereunder is that of an independent contractor and consultant and in no event shall Consultant be considered an employee agent, partner, co-venturer or controlling person of the Company. In connection with the provision of the Services hereunder, the Consultant will not make any binding representations about the Company, nor shall it act as the Company’s agent, nor shall it have any right or authority whatsoever to propose or accept, in the name and on behalf of the Company, any representation, undertaking, guarantee, promise, agreement, contract or any other kind of an obligation.

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5. Covenants of the Consultant.

(a) Confidentiality.

(i) The Consultant recognizes that the Consultant’s position with the Company is one of trust and confidence. The Consultant acknowledges that the Company has devoted substantial time, effort and resources to developing the Company’s business and that, during the Term, the Consultant will necessarily become acquainted with confidential information relating to the Company’s business and trade secrets, processes, methods of operation and other information, which the Company regards as confidential in nature (collectively, “Confidential Information”). The Consultant acknowledges and agrees that the Confidential Information is of incalculable value to the Company and that the Company would suffer irreparable damage if any of the Confidential Information was improperly disclosed.

(ii) The Consultant recognizes that because of Consultant’s access to the Company’s Confidential Information, Consultant would be in a unique position to divert business from the Company and to commit irreparable damage to the Company were Consultant to be allowed to divulge any of the Confidential Information.

(iii) The Consultant covenants and agrees that the Consultant will not, at any time during the term, or after the expiration or sooner termination of the Agreement, regardless of whether termination is initiated by the Consultant or the Company, reveal, divulge, or make known to any person, firm or corporation, any Confidential Information made known to the Consultant or of which the Consultant has become aware, regardless of whether developed, prepared, devised or otherwise created in whole or in part by the efforts of the Consultant, except and to the extent that such disclosure is necessary to carry out the Services. The Consultant further covenants and agrees that the Consultant shall retain all Confidential Information in trust for the sole benefit of the Company, and will not divulge, deliver or show any Confidential Information to any unauthorized persons, and the Consultant will not make use of such Confidential Information in an independent business, whether related to the business of the Company or otherwise, without the Company’s express written cosent; provided, however, that the Consultant has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public by means other than through disclosure by the Consultant.

(iv) The Consultant agrees that, upon termination of the Agreement, for any reason whatsoever, or for no reason, and at any time, the Consultant shall return to the Company all papers, documents and other property of the Company placed in the Consultant’s custody or which was obtained by the Consultant during the Term as such documents or property relate to Confidential Information, and the Consultant will not retain copies of any such papers, documents or other property for any purpose whatsoever.

(b) Non-Solicitation of Employees and Independent Contractors. Consultant will not, during the Term, and for one (1) year after the expiration or sooner termination of this Agreement, regardless of whether termination is initiated by either Consultant or the Company, for any reason, directly or indirectly (i) induce or attempt to induce any employee or an independent contractor of the Company to leave the employ or contracting relationship with the Company, or in any way interfere with the relationship between the Company and any employee or an independent contractor thereof, (ii) solicit for employment or as an independent contractor any person who was an employee or full-time independent contractor of the Company at any time during the Term, or (iii) induce or attempt to induce any customer, supplier or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier or other business relation and the Company.

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(c) Work Product. The Consultant agrees that all innovations, inventions, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relate to the Company’s business, or any business which the Company has taken significant action to pursue, and which are conceived, developed or made by the Consultant during the Term (any of the foregoing hereinafter referred to as “Work Product”), belong to the Company. The Consultant will promptly disclose all such Work Product to the board of directors of the Company and perform all actions reasonably requested by the board (whether during Term or after the Termination Date) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

(d) No Conflict. The Consultant represents that he has all the necessary right, power and authority to enter into this Agreement, to serve as a Consultant to the Company, to grant the rights granted to the Company by him hereunder, and to fulfill all of his obligations under, and all of the other terms of, this Agreement. The Consultant represents and warrants to the Company that the Consultant is not a party to or bound by any employment agreement, consulting agreement, noncompete agreement or confidentiality agreement with any other person or entity or any other agreement, which would prevent or limit his ability to enter into this Agreement or perform his obligations hereunder.

(e) No Broker-Dealer or other Remuneration. The Consultant represents and warrants that, in providing the Services, Consultant has not and will not engage in any activity that will result in the Consultant being deemed to be a broker or dealer as defined under Section 3(a)(4) or Section 3(a)(5) of the Securities Exchange Act of 1934, as amended. The Consultant will not receive any fees, commissions or other remuneration in connection with any financingor offering conducted by the Company, whether from investment bankers, underwriters, placement agents or other entities. The Consultant understands, agrees and acknowledges that the Company is expressly relying on the representations and warranties set forth herein and agrees to indemnify and hold harmless the Company and its affiliates, subsidiaries, members, shareholders, partners, employees, agents and representatives (each, a “Company Entity”) from any claims, damages, liabilities, obligations, penalties, enforcement actions or other losses (each, a “Claim”) that relate to or arise from (i) the breach by the Consultant of the representations, warranties, covenants and agreements contained in this paragraph, or (ii) any Claim that relates to or arises from any other consultant, advisor or other party alleging that it is entitled to a fee or any other amount or compensation for any service of Consultant contemplated by this Agreement or that any such person or entity is entitled to a portion of any such fee, amount or compensation. The provisions of this paragraph shall survive the termination of this Agreement and the performance of Services and transactions contemplated herein.

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(f) Enforcement.

(i) The Consultant acknowledges that the Company will suffer substantial and irreparable damages not readily ascertainable or compensable in the event of the breach of any of the Consultant’s obligations under Sections 5(a) through 5(e) hereof. The Consultant therefore agrees that the provisions of Sections 5(a) through 5(e) shall be construed as an agreement independent of the other provisions of this Agreement and any other agreement, and that the Company, in addition to any other remedies (including damages) provided by law, shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction thereof. Accordingly, in addition to all of the Company’s rights and remedies under this Agreement, including but not limited to, the right to the recovery of monetary damages from the Consultant, the Company shall be entitled, and the Consultant hereby consents, to the issuance by any court of competent jurisdiction of temporary, preliminary and permanent injunctions, without bond, enjoining any such breach or threatened breach of this Agreement by the Consultant. The Consultant’s sole remedy in the event of any injunction or order shall be dissolution thereof, if warranted, upon duly held hearing in a court of competent jurisdiction. The Consultant hereby waives all claims for damages for wrongful issuance of any such injunction. The rights and remedies set forth in this Section 5(e) shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

(ii) If at any time any of the provisions of this Section 5 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 5 shall be considered divisible and shall become and be immediately amended only to such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and the Consultant agrees that this Section 5, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

6. No Assignment. Consultant shall not assign any of its rights or obligations under this Agreement without the prior written consent of the Company.

7. Indemnification. The Consultant agrees to indemnify, defend and hold harmless the Company and its subsidiaries and its and their respective officers, directors, employees, agents and advisors (“Company Indemnified Persons”) from and against any and all losses which any of them may incur, based on or arising from actual or alleged breach of this Agreement by the Consultant, gross negligence, willful misconduct, or infringement of patent rights, misappropriation of trade secrets, or breach of confidentiality by the Consultant; provided, however, that, the Consultant may not settle or agree to settle any such loss without the Company’s prior written consent.

8. Governing Law; Venue. This Agreement shall be governed by the laws of the State of Maryland, without regard to the conflicts of laws principles thereof. Each of Consultant and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted only in the federal or state courts of the State of Maryland, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the in the Maryland District Court, located in Montgomery County, or the United States District Court for the District of Maryland, in any such suit, action or proceeding. Each of Consultant and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Maryland District Court, County of Montgomery, or in the United States District Court for the District of Maryland, and agrees that service of process pursuant to the laws of the State of Maryland shall be deemed in every respect effective service of process upon Consultant or the Company, as the case may be.

9. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery, whether delivered by hand or through email (so long as receipt of such delivery is confirmed), or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, or upon confirmation of delivery by nationwide overnight courier, addressed to the other party at the address shown beneath its or her signature below, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9.

10. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings between the parties, whether written or oral. In addition, any amendment or modification of this Agreement will only be effective or binding unless reduced to writing and executed by both parties hereto.

11. Execution and Counterparts. This Agreement may be executed in two counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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IN WITNESS WHEREOF, the parties hereto have signed this Consulting Agreement on the date first above written.

CONSULTANT	SHUTTLE PHARMACEUTIALS HOLDINGS, INC.

By:
Steve Bayern		Anatoly Dritschilo, CEO

Address: 1310 Gulf Blvd Apt. 15A		Address: 1 Research Court, Suite 450
Clearwater, FL 33676		Rockville, MD 20850

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